Exhibit e(vi) under form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit G

                                     to the

                             Distributor's Contract

                           VISION GROUP OF FUNDS, INC.

                            VISION MID CAP STOCK FUND

                                 CLASS A SHARES

     The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 1st day of June, 1993, between VISION GROUP OF FUNDS, INC. and FEDERATED SECURITIES CORP. with respect to Classes of the Funds set forth above.

        1. The Corporation hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of Broker/Dealers or Financial Institutions ("Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation, and to render sales related services to the Corporation and its shareholders.

        2. During the term of this Agreement, the Corporation will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of the Vision Mid Stock Cap Fund held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

        3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Classes' expenses exceed such lower expense limitation as FSC may, by notice to the Corporation, voluntarily declare to be effective.

        4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

        5. FSC will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Institutions and the purpose for such payments.

        In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of June, 1993 between Vision Group of Funds, Inc. and Federated Securities Corp., Vision Group of Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of July, 1999.

                                            VISION GROUP OF FUNDS, INC.

                                            By:  /S/ BETH S. BRODERICK

                                            Name:  Beth S. Broderick
                                            Title:  Vice President

                                            FEDERATED SECURITIES CORP.

                                            By:  /S/  DAVID M. TAYLOR

                                            Name:  David M. Taylor
                                            Title:  Executive Vice President

                                    Exhibit H

                                     to the

                             Distributor's Contract

                           VISION GROUP OF FUNDS, INC.

                            VISION MID CAP STOCK FUND

                                 CLASS B SHARES

     The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 1st day of June, 1993, between VISION GROUP OF FUNDS, INC. and FEDERATED SECURITIES CORP. with respect to Classes of the Funds set forth above.

        1. The Corporation hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of Broker/Dealers or Financial Institutions ("Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation, and to render sales related services to the Corporation and its shareholders.

        2. During the term of this Agreement, the Corporation will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class A Shares of the Vision Mid Cap Stock Fund held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

        3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Classes' expenses exceed such lower expense limitation as FSC may, by notice to the Corporation, voluntarily declare to be effective.

        4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

        5. FSC will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Institutions and the purpose for such payments.

        In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of June, 1993 between Vision Group of Funds, Inc. and Federated Securities Corp., Vision Group of Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of July, 1999.

                                            VISION GROUP OF FUNDS, INC.

                                            By:  /S/ BETH S. BRODERICK

                                            Name:  Beth S. Broderick
                                            Title:  Vice President

                                            FEDERATED SECURITIES CORP.

                                            By:  /S/  DAVID M. TAYLOR

                                            Name:  David M. Taylor
                                            Title:  Executive Vice President